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                                                                   Exhibit 10.12

                              RAW GRAINS AGREEMENT

     THIS RAW GRAINS MARKETING AGREEMENT (this "Agreement"), made and entered into this 12TH of November, 2004, by and among East Kansas Agri-Energy, LLC, a Kansas limited liability company ("EKAE"), and United Bio Energy Ingredients, LLC, a Kansas limited liability company ("UBEI").

                              W I T N E S S E T H :

     WHEREAS, EKAE intends to construct and own an ethanol plant, located near Garnett, Kansas (the "Plant");

     WHEREAS, EKAE desires to buy and UBEI desires to sell all raw grains required for any ethanol production at the Plant (the "Raw Grains");

     WHEREAS, the parties desire to purchase and sell Raw Grains, and receive and provide such services, in accordance with the fees, price formula, payment, delivery and other terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

     1. COMMITMENT AND TERM. Subject to the terms of this Agreement, UBEI hereby agrees to sell, and EKAE hereby agrees to purchase, all Raw Grains required for ethanol production at the Plant. The initial term of this Agreement shall be for five (5) years. The parties shall execute a memorandum setting forth the actual date of commencement of the term, which shall be approximately 6 months before substantial completion of the Plant. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive one (1) year terms thereafter unless either party gives written notice to the other party of its election not to renew, not later than ninety
(90) days prior to the expiration of the then current term.

     2.   PRICE AND PAYMENT.

          A. PRICE. For all Raw Grains delivered to the Plant by UBEI, EKAE shall pay UBEI a price equal to the F.O.B. Plant Price plus Two Cents ($.02) per bushel. For purposes of this provision, the "F.O.B. Plant Price" shall mean the actual cash procurement price of Raw Grains, plus all reasonable and necessary expenses incurred by UBEI in delivering the Raw Grains to the Plant, whether incurred prior to or during the term of this Agreement, less any quality discounts using the Price Discount Schedule contained in EXHIBIT A.

          B. PAYMENT. On a daily basis, weekends and holidays excluded, EKAE shall provide UBEI with certified weight certificates for the previous day's receipts of Raw

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Grains. Transmittal of said weight certificates may be electronically transmitted in a medium acceptable to the parties. The certificates shall determine the quantity and quality of Raw Grains received at the Plant for each delivery. UBEI shall invoice EKAE, via the agreed to electronic medium, the F.O.B. Plant Price defined in paragraph 2.A above for all properly documented deliveries. Invoices shall be due two (2) business days after receipt of said invoice by EKAE, and EKAE shall make payment of funds to UBEI via wire transfer into an account designated by UBEI. Unless EKAE has provided prior written notice to UBEI of a dispute with respect to said invoice, failure to pay in accordance with such terms shall entitle UBEI to impose a late payment fee of Two Tenths of One Cent ($.002) per bushel per calendar day until such invoice is paid in full. EKAE shall have the right to inspect copy and/or audit UBEI's expense records and Raw Grains invoices and contracts during normal business hours at the corporate offices of UBEI. If any such inspection or audit shall reveal an overpayment made to UBEI, UBEI shall immediately pay EKAE the amount of the overpayment together with interest from the date that such overpayment was made at the prime rate in effect on the date of the overpayment as reported in the Wall Street Journal. The expense of any such inspection or audit shall be borne by EKAE unless a material overpayment is revealed, then, in such case, the reasonable expense of such inspection or audit shall be borne by UBEI.

          C. BEST EFFORTS. UBEI agrees to use best efforts to achieve the lowest price for Raw Grains available under prevailing market conditions.

     4. ON-SITE MERCHANDISER NOT INCLUDED. The provisions of this Agreement do not include a grain merchandiser on-site at the Plant during the term of this Agreement.

     5.   DELIVERY AND TITLE.

          A. PLACE. The place of delivery for all Raw Grains sold by UBEI pursuant to this Agreement shall be F.O.B. Plant. UBEI and its agents shall be given access to the Plant in a manner and at all times reasonably necessary and convenient for UBEI to make delivery as provided herein. EKAE shall direct the unloading and receiving of all Raw Grains purchased hereunder. All labor and equipment necessary to load or unload trucks or rail cars shall be supplied by EKAE without charge to UBEI. EKAE agrees to handle the unloading and receiving of the Raw Grains in a good and workmanlike manner in accordance with UBEI's reasonable requirements and in accordance with normal industry practice. EKAE shall maintain the truck/rail unloading facilities in safe operating condition in accordance with normal industry standards.

          B. UNLOADING SCHEDULE. On Friday of each week during the term of this Agreement, UBEI shall give EKAE a schedule of quantities of Raw Grains to be delivered by rail by UBEI during the next receiving week (Monday through Sunday). In the event UBEI delivers some or all of the Raw Grains by truck, UBEI shall give EKAE sufficient advance notice to allow EKAE to provide the required unloading services. EKAE shall provide the labor, equipment and facilities necessary to meet UBEI's unloading schedule and shall be responsible for UBEI's additional costs resulting from EKAE's failure to do so; provided, however, if UBEI has not given notice as provided herein, EKAE is obligated only to use its best efforts to

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accommodate UBEI's unloading schedule and EKAE shall not be responsible for any additional costs incurred by UBEI resulting from EKAE's failure to do so. All freight charges shall be the responsibility of UBEI and shall be billed directly to UBEI, and said charges shall be included in the price charged to EKAE. UBEI shall order and supply trucks as scheduled for truck shipments.

          C. PRODUCTION SCHEDULE. UBEI shall provide Raw Grains in quantities necessary to permit EKAE to maintain its usual production schedule; provided, however, that UBEI shall not be responsible for failure to schedule receipts of Raw Grains unless EKAE shall have provided to UBEI, at least five (5) days prior to the beginning of the next month, notice of the estimated schedule for production for such month. On Wednesday of each week, EKAE shall provide UBEI notice of the schedule for actual production for the following production week (Monday through Sunday). EKAE shall inform UBEI daily of inventory and production status by 8:30 a.m. CDT.

     For purposes of this paragraph, notification of such production schedules will be sufficient if made by facsimile or electronically as follows:

          UBEI, to the attention of Ron Hansen, Facsimile number 316-796-0944, Email address: ron.hansen@unitedbioenergy.com; and

          EKAE, to the attention of General Manager, Facsimile number , _______________________, Email address: _________________.

     Or to such other representatives of UBEI and EKAE as they may designate to the other in writing.

          D. TITLE. Title, risk of loss and responsibility for the quality of Raw Grains shall pass to EKAE upon unloading the Raw Grains at the Plant. Prior to unloading, EKAE shall have the right to inspect and reject any Raw Grain delivery that does not meet the quality standards set forth in this Agreement.

     6.   QUANTITY AND WEIGHTS.

          A. NO REPRESENTATION. It is understood that the Raw Grains required for the production of the ethanol shall be determined by EKAE's production schedule and that no warranty or representation has been made by EKAE as to the exact quantities of Raw Grains required.

          B. ESTIMATE. The estimated amount of Raw Grains required for the production of ethanol at the Plant is thirteen million (13,000,000) bushels per year.

          C. SCALES. The weight of Raw Grains delivered by UBEI to the Plant shall be established by weight certificates. EKAE shall obtain truck and rail weights on the scales at the Plant, which shall be maintained by EKAE as required by applicable laws, rules and regulations. Whenever EKAE's scales are unavailable or inoperable, any certified scales may be

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used, at EKAE's sole cost and expense, until EKAE's scales are available and operable. These inbound weight certificates shall be determinative of the quantity of Raw Grains for which EKAE is obligated to pay pursuant to paragraph 2 above, except that Raw Grains procured by UBEI on the basis of origin weights shall be invoiced at the actual origin weight, with an allowance for shrinkage not greater than three percent (3%), as measured against the destination weight.

          D. RAIL CARS. Except as otherwise consented to by EKAE, all rail cars for Raw Grains shall be grain hopper cars.

     7.   QUALITY.

          A. STANDARDS. UBEI understands that EKAE intends to utilize the Raw Grains purchased from UBEI as primary base stock for ethanol production and that said Raw Grains are subject to minimum quality standards for such use. UBEI warrants that Raw Grains delivered to the Plant shall meet the Corn Specification contained in the Quality Standards in EXHIBIT A attached hereto or the Sorghum Specification contained in the Quality Standards in EXHIBIT B attached hereto and shall be acceptable under current industry standards in the ethanol production industry. The Quality Standards in EXHIBIT A and EXHIBIT B are subject to change as may be mutually agreed in writing by and between the parties, provided, however, that such changes shall be in conformance with generally acceptable industry standards.

          B. COMPLIANCE. UBEI warrants that at the time of delivery the Raw Grains will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and that the Raw Grains may lawfully be introduced into interstate commerce under said Act. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, EKAE may, without obligation to pay, reject any Raw Grains before unloading for the failure of the Raw Grains to comply with the representations and warranties in this paragraph. Actual unloading of Raw Grains at the Plant shall waive EKAE's rights to reject Raw Grains on the grounds of noncompliance with the representations and warranties in this Agreement. Should any of the Raw Grains be seized or condemned by any federal or state department or agency for any reason, except noncompliance by EKAE with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by EKAE of the Raw Grains seized or condemned and EKAE shall not be obligated to offer any defense in connection with the seizure or condemnation. If UBEI fails to deliver Raw Grains as required by this Agreement, or EKAE rejects in good faith any tender of delivery of Raw Grains, EKAE may in good faith and without unreasonable delay, make any reasonable purchase of Raw Grains in substitution of the amount due from UBEI and credit any costs incurred in obtaining the substitute Raw Grains against any amounts owed by EKAE to UBEI.

          C. PRODUCT TESTING. If UBEI knows, should know or reasonably suspects that any Raw Grains delivered by UBEI to the Plant do not meet the standards set forth in this Agreement, UBEI shall promptly so notify EKAE so that such Raw Grains can be tested before being unloaded at the Plant. If EKAE knows or reasonably suspects that any Raw Grains delivered by UBEI to the Plant do not meet the standards set forth in this Agreement, then EKAE may obtain independent laboratory tests of the affected Raw Grains. If such Raw Grains are

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tested and found to comply with all warranties made by UBEI herein, then EKAE shall pay all reasonable testing costs and if the Raw Grains are found not to comply with such warranties, UBEI shall pay all reasonable testing costs and EKAE shall be allowed to reject such delivery regardless of whether the affected Raw Grains have been unloaded.

          D. NON-SPECIFICATION PRODUCTS. If UBEI delivers Raw Grains which do not meet the Corn Specification contained in EXHIBIT A or the Sorghum Specification contained in EXHIBIT B, then EKAE agrees to purchase such Raw Grains in accordance with the Price Discount Schedule contained in EXHIBIT A or EXHIBIT B, unless such Raw Grains may be rejected in accordance with EXHIBIT A or EXHIBIT B and this Agreement.

     8.   INSURANCE.

          A. POLICIES. EKAE warrants to UBEI that all EKAE's employees engaged in the acquisition of Raw Grains for the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance. UBEI warrants to EKAE that all UBEI's employees or agents of UBEI present at the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance.

          B. COVERAGES. During the term of this Agreement, EKAE shall purchase and maintain insurance in such amounts as it may reasonably determine. UBEI shall be named as an additional insured on all such policies. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. EKAE waives all rights against UBEI and its employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Plant. Also during the term of this Agreement, UBEI shall purchase and maintain commercial general liability insurance, with combined single limits of not less than $2,000,000 which shall be endorsed to require at least thirty (30) days notice to EKAE prior to the effective date of any termination or cancellation of coverage. EKAE shall be named as an additional insured on all such policies and UBEI shall provide a certificate of insurance to EKAE to establish the coverage maintained by the commencement date of this Agreement.

          C. UBEI VEHICLES. UBEI agrees to carry such insurance on its vehicles and personnel operating on EKAE's property as UBEI reasonably deems appropriate or as required by law. The parties acknowledge that UBEI may elect to self insure its vehicles. Upon request, UBEI shall provide a certificate of insurance to EKAE to establish the coverage maintained by UBEI.

          D. CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT UNDERSTANDS THAT NO OTHER PARTY MAKES ANY GUARANTEE, EXPRESS OR IMPLIED, TO ANY OTHER OF PROFIT, OR OF ANY PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR ANY ACT OR OMISSION COMING WITHIN THE SCOPE OF THIS AGREEMENT, OR FOR BREACH OF

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ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES, SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF USE, AND INTERRUPTION OF BUSINESS.

          E. OTHER CLAIMS. Except as provided in paragraph 8.D above, nothing herein shall be construed as a waiver by either party against the other party of claims, causes of action or other rights which either party may have or hereafter acquire against the other party for damage or injury to its agents, employees, invitees, property, equipment or inventory, or third party claims against the other party for damage or injury to other persons or the property of others.

     9.   REPRESENTATIONS AND WARRANTIES.

          A. Each party represents and warrants that it is an entity in good standing under the laws that it is organized and has all the requisite power and authority to carry on its business as it has been and to own, lease, and operate the properties and assets used in connection therewith.

          B. In addition to the representations and warranties herein regarding the quality of Raw Grains, UBEI represents and warrants that the Raw Grains delivered to EKAE shall be free and clear of liens and encumbrances.

          C. Each individual executing this Agreement in a representative capacity, by his or her execution hereof, represents and warrants that such person is fully authorized to do so on behalf of the respective party hereto, and that no further action or consent on the part of the party for whom such signatory is acting is required for the effectiveness and enforceability of this Agreement against such party, following such execution.

     10.  TERMINATION.

          A. FOR CAUSE. Either party may terminate this Agreement without liability for cause by providing thirty (30) days prior written notice to the other party. For purposes of this paragraph, "cause" shall include, but not be limited to, the happening of an event of default discussed in paragraph 11 below, or any other material breach of any provision of this Agreement, or material violation of any applicable law, regulation or ruling.

          B. WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing ninety (90) days prior written notice to the other party. If EKAE terminates this Agreement without cause during the initial term, then EKAE shall pay to UBEI, within thirty (30) days of termination, an amount equal to the product of three (3) multiplied by the average monthly fee paid to UBEI, under paragraph 2.A above, for the six (6) months prior to the termination date, or if the fee has been paid for less than six (6) months, by the average of the monthly fee for the number of months such monthly fee has been paid to UBEI.

     11.  EVENTS OF DEFAULT. The occurrence of any of the following shall be an

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event of default under this Agreement: (1) failure of either party to make payment to the other when due, if such nonpayment has not been cured within five
(5) days of written notice thereof; (2) default by either party in the performance of any material covenant, condition or agreement imposed upon that party by this Agreement, if such nonperformance has not been cured within five
(5) days of written notice thereof; or (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy and such petition is not dismissed within ninety (90) days following the date of filing, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

     12. REMEDIES. Upon the happening of an event of default under paragraph 11, the parties hereto shall have all remedies available under applicable law with respect to an event of default by the other party, including but not limited to the recovery of attorneys' fees and other costs and expenses. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them:
(1) to declare all amounts owed immediately due and payable; and (2) to terminate this Agreement in accordance with the provisions of paragraph 10.

     13. FORCE MAJEURE. Neither EKAE nor UBEI will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy or terrorism, riots, civil disorders, public emergency, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof; provided, however, both parties agree to use reasonable efforts to correct any failure or delay in performance.

     14.  INDEMNIFICATION.

          A. Except as otherwise provided in this Agreement, EKAE shall indemnify, defend and hold UBEI and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that UBEI or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of EKAE contained herein or (ii) EKAE's gross negligence or willful misconduct.

          B. Except as otherwise provided in this Agreement, UBEI shall indemnify, defend and hold EKAE and its officer, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that EKAE or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of UBEI contained herein or (ii) UBEI's negligence or willful misconduct.

          C. Where such personal injury or death is the result of negligence on the part of both EKAE and UBEI, each party's duty of indemnification shall be in proportion to the

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     percentage of that party's negligence or faults.

     15. WAIVER AND RELEASES OF CLAIMS FOR ACTS AND OMISSIONS OF AFFILIATES. UBEI hereby acknowledges that EKAE is entering into separate service agreements with certain affiliates of UBEI (i.e., United Bio Energy Trading, LLC, United Bio Energy Management, LLC, and United Bio Energy Fuels, LLC), and that the services provided by one or more of those affiliates to EKAE under such agreements may include acting on behalf of EKAE and/or performing certain duties or obligations of EKAE under the terms and provisions of this Agreement. In the event an act or omission of one or more of those affiliates in the performance of services pursuant to such agreements results in a breach of this Agreement by EKAE, UBEI hereby agrees to waive and release EKAE from any and all claims that UBEI may have against EKAE as a result of such breach.

     16. RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than those of seller and buyer between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

     17. TRADE RULES. As may be applicable, all purchases and sales of Raw Grains made hereunder shall be governed by the Grain Trade Rules of the National Grain and Feed Association, unless otherwise specified. Said Trade Rules, shall to the extent applicable, be a part of this Agreement as if fully set forth herein. Notwithstanding the foregoing, the Arbitration Rules of the National Grain and Feed Association shall not be applicable to this Agreement and nothing herein contained shall be construed to constitute an agreement between the parties to submit disputes arising hereunder to arbitration before any organization or tribunal.

     18. CONFIDENTIALITY. The parties agree to execute a Confidentiality and Nondisclosure Agreement. Such Agreement shall remain in full force and effect and shall apply and govern all disclosure and use of confidential information hereunder, in accordance with the terms of such Agreement.

     19.  MISCELLANEOUS.

          A. This Agreement, together with any attachments or other information which is expressly incorporated herein and made an integral part of this Agreement, is the complete understanding of the parties to this Agreement with respect to the subject matter of this Agreement, and no other representations or agreements shall be binding upon the parties, or shall be effective to interpret, change or restrict the provisions of this Agreement.

          B. No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.

          C. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of

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this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.

          D. This Agreement may be executed in multiple counterparts, all of which shall constitute but one and the same instrument. Facsimile signatures shall be deemed as originals as between the parties.

          E. This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.

          F. The paragraph headings herein are for reference purposes only and shall not in any way control or affect the meaning or construction of any provisions of this Agreement.

          G. This Agreement shall be construed and performed in accordance with the laws of the State of Kansas.

          H. The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other party, which shall not be unreasonably withheld.

          I. Time shall be of the essence in the performance of this Agreement.

          J. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     20. NOTICES. Unless a different method of notice is provided herein, notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after it is deposited in certified U. S. mail, postage prepaid, return receipt requested, addressed as follows:

     EKAE:     East Kansas Agri-Energy, LLC
               210 1/2 East (4)th Avenue, PO Box 225
               Garnett, Kansas 66032
               Attn: Bill Pracht

     UBEI:     United Bio Energy Ingredients, LLC
               2868 North Ridge Road

               Wichita, Kansas 67205
               Attn.: Jeff Roskam and Randy Ives
               With a copy to: Chris Mitchell

     Either party may change the address for notices hereunder by giving notice of such change to the other party in the manner above provided.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day

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and year first above written.

                              East Kansas Agri-Energy, LLC


                              /s/ Bill Pracht
                              -----------------------------------------
                              By: Bill Pracht
                                  -------------------------------------
                              Title: Chairman
                                     ----------------------------------

                              United Bio Energy Ingredients, LLC


                              /s/ Jeff Roskam
                              -----------------------------------------
                              By: Jeff Roskam
                                  -------------------------------------
                              Title: President
                                     ----------------------------------

     In consideration of EKAE entering into this Agreement and other valuable consideration, the undersigned, being the sole owner of UBEI, hereby unconditionally guaranties the full and prompt performance by UBEI of all of its duties and obligations under the terms and provisions of this Agreement.

     Dated this 12th day of NOVEMBER, 2004.

                              United Bio Energy, LLC, a Kansas limited liability company

                              By: /s/ Jeff Roskam
                                  -------------------------------------
                              Title: President
                                     ----------------------------------

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                                    EXHIBIT A

                                QUALITY STANDARDS

CORN SPECIFICATION:

GRADE: U.S. No. 2 Yellow Corn
MOISTURE:      15.5%
AFLATOXIN:     None

PRICE DISCOUNT SCHEDULE:
MOISTURE:      -a shrink factor of 1.35% for each 1% of moisture above 15.5%;
AFLATOXIN:     -Greater than 0 is subject to rejection

BROKEN KERNEL AND/OR FOREIGN MATERIAL: -$0.02 each 1% from 3.1% to 5.0% -$0.03 each 1% from 5.1% to 7.0% -Over 7.0% May Be Subject to Rejection
HEAT DAMAGE:   -$0.01 each 1/10 of 1% over 2/10 of 1% -Over 3% subject to rejection

DAMAGE: -$0.01 each 1% over 5.0%

TEST WEIGHT:   -$0.01 each lb. under 54# to 50# -$0.02 each lb. under 50#
-Less than 45 lbs subject to rejection
Corn that has a moisture content above 17.5% may be rejected.

Corn that is found to be musty, heating, sour or possessing a commercially objectionable foreign odor may be rejected.

Corn containing 2 or more live weevils or 10 or more live grain insects per sample will be discounted $0.05 per bushel. Corn containing rodent or bird contamination, stones, glass or other commercially undesirable foreign material will be rejected.

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                                    EXHIBIT B

                                QUALITY STANDARDS

:
MILO SPECIFICATION:

Grade:   U.S. No.2 Grain Sorghum
Moisture:      14.0%
Aflatoxin:     None

PRICE DISCOUNT SCHEDULE

MOISTURE: 1.50% SHRINK PER POINT OVER 14.0%

MAX 17.0% MOISTURE

TEST WEIGHT: 1 CENT PER BUSHEL 54.9 TO 53.0 2 CENT PER BUSHEL 52.9 TO 50.0 5 CENT PER BUSHEL BELOW 49.9

DAMAGE:   1 CENT PER POINT FROM 5.1% TO 10.0%
2 CENT PER POINT FROM 10.1% AND ABOVE

BROKEN KERNELS FOREIGN MATERIAL: 2 CENT PER POINT OVER 7%

SPECIAL CONDITIONS: 10 CENT PER BUSHEL FOR MUSTY AND SOUR
10 CENT PER BUSHEL FOR DISTINCTLY LOW QUALITY 10 CENT PER BUSHEL FOR WEEVILY / INFESTED 10 CENT PER BUSHEL FOR STONES

WEATHERED MILO: NEGOTIATED UNDER SEPARATE CONTRACT

UBE INGREDIENTS, LLC - CANNOT AND WILL NOT ACCEPT GRAIN THAT CONTAINS AFLATOXIN

United Bio Energy Ingredients, LLC reserves the right to reject any load of grain that is determined to be of distinctly low quality and unfit to be processed.

Any load that is determined to contain damage, will have a representative sample submitted to the state grain inspection department for a grade and all discounts contained herein will be applied.

DISCOUNT SCHEDULE SUBJECT TO CHANGE WITHOUT NOTICE

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